Exhibit 23.2

Consent of independent aCCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-268360, and 333-271778) and Form S-3 (No. 333-271648) of our report dated March 10, 2023, relating to the consolidated financial statements of Tenon Medical Inc. and Subsidiary, which appears in this Annual Report on Form 10-K of Tenon Medical Inc. and Subsidiary for the year ended December 31, 2023.

/s/ Armanino LLP

San Jose, California

March 29, 2024